Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-180621 on Form S-1 of Broadcast International, Inc. of our report dated March 29, 2012, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts," "Summary Consolidated Financial Data" and “Selected Consolidated Financial Data” in such Prospectus.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
July 11, 2012